UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2009 (November 9, 2009)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 11, 2009, the stockholders of JDS Uniphase Corporation (the “Company”) approved an amendment to each of its Amended and Restated 1993 Flexible Stock Incentive Plan, Amended and Restated 2003 Equity Incentive Plan, Amended and Restated 2005 Acquisition Equity Incentive Plan, and the SDL, Inc. 1995 Stock Option Plan (collectively, the “Plans”) to allow for a one-time stock option exchange program (the “Exchange Program”) for employees other than our named executive officers and directors.

The Exchange Program permits some of our employees to surrender certain outstanding stock options that are significantly “underwater” (i.e., options with an exercise price that is greater than the current per share closing price of our common stock) for cancellation in exchange for a lesser number of restricted stock units (“RSUs”) or a lesser number of stock options with lower exercise prices to be granted under our Amended and Restated 2003 Equity Incentive Plan. Exchange ratios will be designed to result in the employee receiving a value as of the grant date of the RSU or the new option which is approximately equal to the value of the options that are being replaced.

On November 11, 2009, the stockholders of the Company also amended its Amended and Restated 1998 Employee Stock Purchase Plan (the “ESPP”) by approving an amendment to the ESPP. The Company’s ESPP was originally approved by the Company’s stockholders in June 1998. The amendment increased the number of shares reserved under the ESPP by 8,000,000 shares to 14,250,000.

The ESPP is intended to provide eligible employees of the Company with the opportunity to purchase shares in the Company through participation in a stock purchase plan. Each participant in the ESPP is granted at the beginning of each purchase period the right to purchase through accumulated payroll deductions up to a number of shares of the common stock of the Company (referred to as a “Purchase Right”) determined on the first day of the purchase period. The Purchase Right is automatically exercised on the last date of the purchase period provided the Purchase Right remains outstanding on such date.

The foregoing summary description of the Plans and the ESPP is qualified in its entirety by reference to the actual terms of the Plans and the ESPP, which were previously filed with the SEC. For additional information regarding the Plans and the ESPP, refer to Proposals 2 and 3 on pages 21-34 of the Company’s 2009 Proxy Statement, as filed with the Securities and Exchange Commission on September 25, 2009, which is incorporated herein by reference.

(b) On November 9, 2009, Kevin DeNuccio notified the Company that he would be retiring from the Board effective November 10, 2009. Mr. DeNuccio’s term on the Board was set to expire at the 2011 annual meeting of stockholders. His retirement was not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices, nor did Mr. DeNuccio furnish the Company with a letter describing any disagreement or requesting that any matter be disclosed.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2009, the Amended and Restated Bylaws of the Company were amended by the Board (the “Amended and Restated Bylaws”) to decrease the number of directors from eleven (11) to ten (10).

A copy of the Amended and Restated Bylaws incorporating this change is attached hereto as Exhibit 3.5 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.5	Amended and Restated Bylaws of JDS Uniphase Corporation, effective as of November 11, 2009.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/S/ MATTHEW FAWCETT
Matthew Fawcett Senior Vice President, General Counsel and Corporate Secretary

November 13, 2009